UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ITEM 3.02	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT. UNREGISTERED SALES OF EQUITY SECURITIES.

On November 26, 2013, Spherix Incorporated (the "Company") entered into separate Amendment and Exchange Agreements (each, a “Series F Exchange Agreement”) with the holders of the Company’s outstanding shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock” and each holder, a “Series F Holder”) pursuant to which the Series F Holders agreed to return their shares of Series F Preferred Stock to the Company for cancellation in consideration for which the Company issued such Series F Holder an equal number of shares of Series F-1 Convertible Preferred Stock, $0.0001 par value per share (the “Series F-1 Preferred Stock” and the transaction, the “Series F Exchange”).  Each share of Series F-1 Preferred Stock is entitled to 91% of one vote per share (subject to beneficial ownership limitations described below) and shall vote together with holders of the Company’s common stock. Each share of Series F-1 Preferred Stock is convertible into one share of the Company’s common stock and has a stated value of $0.0001.  The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions.   The Company is prohibited from effecting the conversion of the Series F-1 Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series F-1 Preferred Stock.  The shares of Series F-1 Preferred Stock are subject to the same registration rights as the Series F Preferred Stock, as further described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 7, 2013. The Series F-1 Convertible Preferred Stock was established on November 22, 2013 by the filing of a Certificate of Designation of Preferences, Rights and Limitations of Series F-1 Convertible Preferred Stock (“Series F-1 Certificate of Designation”) in the State of Delaware.

The Series F Preferred Stock was originally issued on November 6, 2013 in a private placement.  The Company exchanged and aggregate of 304,250 shares of Series F Preferred Stock for an aggregate of 304,250 shares of Series F-1 Preferred Stock.

The foregoing description of the Series F Exchange and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the form of Series F Exchange Agreement, which is filed as Exhibit 10.1 hereto and (ii) the Series F-1 Certificate of Designation which is filed as Exhibit 3.1 hereto, each of which is incorporated herein by reference.

The Series F-1 Preferred Stock was issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series F-1 Convertible Preferred Stock
10.1	Form of Series F Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 26, 2013

SPHERIX INCORPORATED

/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer